UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549



                                    FORM 8-K

                                 Current Report

                        Pursuant to Section 13 or 15 (d)

                     of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): June 13, 1996


                            HOMESTAKE MINING COMPANY
             (Exact name of Registrant as specified in its charter)




        Delaware                 1-8736                 94-2934609
     (State or other            (Commission            (I.R.S. Employer
      jurisdiction of            File Number)           Identification Number)
      incorporation)



          650 California Street, San Francisco, California 94108-2788
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (415) 981-8150



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Item 5.  Other Events.

         Homestake Gold of Australia Limited ("HGAL," now wholly owned by Registrant) and Gold Mines of Kalgoorlie Limited ("GMK") each own a 50% interest in the Kalgoorlie gold operations in Western Australia. Under applicable agreements, GMK was entitled to more than 50% of the gold production from the first 32.5 million metric tonnes of ore sourced from a specific area of the Kalgoorlie operations. The entitlement in excess of 50%, called the "disproportionate share," was calculated under a formula linked to gold prices, production costs and capital costs.

         As reported in Registrant's Form 10-K Report for the year ended December 31, 1995, HGAL and GMK disagreed in respect of the interpretation and application of the formula for calculating the disproportionate share. Also as reported by Registrant, on October 20, 1995, HGAL had been served with a writ of summons and statement of claim by GMK, North Kalgurli Mines Ltd, et al v. Homestake Gold of Australia Limited, et al, Supreme Court of Western Australia, Civ. No. 2037 of 1995. In the action, GMK claimed damages in respect of alleged past calculation and underpayment of the disproportionate share and sought a number of declarations relating to the interpretation and application of the formula in the future.

         On June 13, 1996 Registrant announced that HGAL and GMK had agreed that HGAL would purchase all of GMK's past and future rights and entitlements under the disproportionate sharing agreement for $51.4 million (A$65 million). As a result, the parties will in the future share equally in gold production from the Kalgoorlie operations. In addition, the above referenced litigation will be dismissed.


Item 7.  Financial Statements and Exhibits.

         (c)      Exhibits.

Exhibit 99.9 Press Release dated June 13, 1996 announcing that Homestake Gold of Australia Limited ("HGAL") and Gold Mines of
                    Kalgoorlie Limited ("GMK") had agreed that HGAL would purchase all of GMK's past and future rights and entitlements under the disproportionate sharing arrangement for $51.4 million (A$65 million). In addition, GMK will discontinue litigation commenced against HGAL over past differences in interpretations of the formula used to calculate the disproportionate share.



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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.







Dated:   June 13, 1996




                                         HOMESTAKE MINING COMPANY
                                             (Registrant)



                                         By /s/Gene G. Elam
                                            -------------------
                                            Gene G. Elam
                                            Vice President, Finance and
                                            Chief Financial Officer



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